UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 25, 2018
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 25, 2018, Diamondback Energy, Inc. (“Diamondback”), as parent guarantor, Diamondback O&G LLC, as borrower (the “Borrower”), and certain other subsidiaries of Diamondback, as guarantors, entered into a sixth amendment (the “Sixth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 1, 2013, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended, supplemented or otherwise modified to the date thereof and as further amended by the Sixth Amendment, the “Credit Agreement”).
The Sixth Amendment, among other things, (i) removed the 0.25% per annum automatic increase to the interest rate that was triggered if the total debt to EBITDAX ratio was greater than 3.0 to 1.0, (ii) increased the letter of credit commitment from $10,000,000 for all letters of credit to $100,000,000 for letters of credit issued with respect to midstream assets and associated activities and $15,000,000 for all other letters of credit, (iii) amended the investment covenant to permit additional investments in entities that own, operate, construct or develop midstream assets, subject to certain limitations set forth in the Credit Agreement, (iv) reduced the frequency of certain reporting requirements and (v) amended the Credit Agreement and the related security agreement to release the lien of the lenders on midstream assets. In connection with the Sixth Amendment, the borrowing base was increased to $2.0 billion, and the Borrower’s elected commitment amount remained at $1.0 billion.
The preceding summary of the Sixth Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1
Sixth Amendment to the Second Amended and Restated Credit Agreement and Third Amendment to Amended and Restated Guaranty and Collateral Agreement, dated as of May 25, 2018, by and among Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, certain other subsidiaries of Diamondback Energy, Inc., as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	June 1, 2018
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Financial Officer